SECURITIES AND EXCHANGE COMMISSION
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AMENDMENT NO .2 TO FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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Indestructible I, Inc.
(Exact Name of Small Business Issuer in its Charter)

Delaware		26-2603989
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

Indestructible I, Inc.
50 West Broadway 10th Fl.
Salt Lake City, Utah 84101
(801) 883-8393
Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Indestructible I, Inc.
50 West Broadway 10th Fl.
Salt Lake City, Utah 84101
(801) 883-8393
 (Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
GREGG E. JACLIN, ESQ.
ANSLOW & JACLIN, LLP
195 Route 9 South, Suite204
Manalapan, NJ 07726
TELEPHONE NO.: (732) 409-1212
FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ÿ

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, par value $0.0001	4,700,000	$0.05	$235,000	$9.24

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price shares were sold to our shareholders in a private placement memorandum. The selling shareholders may sell shares of our common stock at a fixed price of $0.05 per share until our common stock is quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.  The fixed price of $0.05 has been determined as the selling price based upon the original purchase price paid by the selling shareholders of $0.01 plus an increase based  on the fact the shares will be liquid and registered.  There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED  FEBRUARY , 2009

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

4,700,000 SHARES OF
INDESTRUCTIBLE I, INC.
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange. The 4,700,000 shares of our common stock can be sold by selling security holders at a fixed price of $0.05 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.  The fixed price of $0.05 has been determined as the selling price based upon the original purchase price paid by the selling stockholders of $0.01 plus an increase based on the fact the shares will be liquid and registered.   There can be no assurance that a market maker will agree to file the necessary documents with The Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

THE COMPANY IS CURRENTLY CONSIDERED BY ITS INDEPENDENT AUDITOR TO BE IN UNSOUND FINANCIAL CONDITION. PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENTS.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is:  February , 2009

ITEM 3.  Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision .

About Our Company

We are a Delaware Corporation, founded on March 25, 2008 with a business plan to initially manufacture and sell light truck bumpers. Our plan is to allow pick-up truck owners to change the front bumper of their truck to accommodate an “electric winch” or other custom equipment or to just customize their truck so it has a unique look. We would eventually like to get into the manufacturing and sales of heavy commercial style truck bumpers.

We do not have enough capital at this time to commence operations or to plan a time frame for future operations. We do not have any additional financing lined up at this time and cannot begin to develop a plan for future operations unless we receive additional financing. We presently do not have a timeframe to obtain additional financing. Although we have attempted to locate additional financing while we were a private company we believe that it will be easier to obtain additional financing when we become a publicly traded company. We will need a minimum of $254,499 in the first year of operations in order to design, manufacture, market and sell 160 bumpers, create a website, host a website, hire attorney’s, hire a bookkeeper, hire an accountant, general administrative costs, office rent, and other miscellaneous costs.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has never generated any revenue. If we cannot obtain sufficient funding, we may have to delay the implementation of our business strategy.

Where You Can Find Us

Our principal executive offices are located at, 50 West Broadway 10th Fl, Utah 84101 and our telephone number is (801) 883-8393.

Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $0.05 was determined by the price shares were sold to our shareholders in a private placement memorandum $0.01 plus an increase based on the fact the shares will be liquid and registered.  The $0.05 offering price is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from inception (March 25, 2008) through December 31, 2008 are derived from our audited financial statements.

For the Period from Inception (March 25, 2008) through December 31, 2008 (audited)
STATEMENT OF OPERATIONS

Revenues	$-
Total Operating Expenses	20,031
Professional Fees	-
General and Administrative Expenses	20,031
Net Loss	(20,031)

AS OF DECEMBER 31, 2008
BALANCE SHEET DATA

Cash	30,919
Total Assets	30,919
Total Liabilities	1,750
Stockholders’ Equity	29,169

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to the Company and not to the selling stockholders.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

We were incorporated in Delaware in March 2008. We have no significant financial resources and no revenues to date. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. We are a start-up company that is attempting to sell custom automotive equipment. We have no operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

          -    our ability to design our product
          -    our ability to generate revenues
          -    our ability to manufacture our product
               and developing our product.

WE WILL REQUIRE FINANCING TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN SUCH FINANCING COULD PROHIBIT US FROM EXECUTING OUR BUSINESS PLAN AND CAUSE US TO SLOW DOWN OUR EXPANSION OF OPERATIONS.

We will need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. We will only need $16,200 to continue operations over the next twelve months, however, we anticipate needing a minimum of $254,499 over the next 12 months to achieve our current business strategy . Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our business strategy will be significant. Moreover, in addition to monies needed to continue operations over the next twelve months, we anticipate requiring additional funds in order to execute our plan of operations. No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us. There can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable.

If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plans for expansion. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition.

WE WILL OPERATE IN A HIGHLY COMPETITIVE BUSINESS ENVIRONMENT.

Competition for aftermarket automotive products is intensely competitive. We will face competition other aftermarket bumper manufacturers. Many of these competitors have been in business for much longer than we have and have successfully built a market share in the aftermarket bumper segment. We will attempt to compete against these established manufacturers by we cannot assure you that our business plan will be successful.

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has never generated any revenue. If we cannot obtain sufficient funding, we may have to delay the implementation of our business strategy.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF PATRICK DAY AND RICHARD M. DAY, JR. WITHOUT THEIR CONTINUED SERVICE, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS.

We are presently dependent to a great extent upon the experience, abilities and continued services of Patrick Day and Richard M. Day, Jr., our officers and directors. We currently do not have an employment agreement with Mr. Day or Mr. Day, Jr. The loss of their services could have a material adverse effect on our business, financial condition or results of operation.   At this time ,  Patrick Day plans to devote 60% of his time to our business and intends to devote 100% of our time at such time as we commence generating revenue.   Mr Richard M. Day, Jr. plans to devote 15% of his time to our operations.  If our officers and directors do not devote enough time to the development of our business or business plan may never be implemented and you may lose your entire investment.

PATRICK DAY HAS MAJORITY VOTING CONTROL OF OUR COMMON STOCK.

Mr. Patrick Day has the voting proxy for the majority of the voting stock of the Company.  Mr. Day controls the voting rights for 12,000,000 shares or 71.8% of our shares currently issued and outstanding.    Mr. Day’s majority voting control gives him substantial authority over shareholder and management decisions.

THE RECENT SEVERE ECONOMIC DOWNTURN AND ADVERSE CONDITIONS IN THE LOCAL, REGIONAL, NATIONAL AND GLOBAL MARKETS, AUTOMOBILE INDUSTRY, HIGH ENERGY, AND GASOLINE PRICES COULD NEGATIVELY AFFECT OUR OPERATIONS, AND MAY CONTINUE TO NEGATIVELY AFFECT OUR OPERATIONS IN THE FUTURE AND COULD NEGATIVELY IMPACT OUR ABILITY TO ACCESS FINANCING.

The recent severe economic downturn and adverse conditions in the local, regional, national and global markets, automobile industry, high energy, and gasoline prices could negatively affect our operations, and may continue to negatively affect our operations in the future and could negatively impact our ability to access financing.  The recent economic turmoil may cause automobile manufacturers to decrease the output of vehicles for which our product will be marketed and increase manufacturing of smaller hybrid or more fuel efficient vehicles.  This would decrease the market for our product and have a negative effect on our financial condition.

PATRICK DAY AND RICHARD M. DAY, JR. OUR OFFICERS AND DIRECTORS DO NOT CURRENTLY RECEIVE ANY COMPENSATION FOR THEIR SERVICES.

Mr. Patrick Day and Mr. Richard M. Day, Jr. currently receive no compensation and have no plans to receive any compensation from us unt until such time as we are generating revenues and have the ability to pay them without disrupting business operations.

PATRICK DAY AND RICHARD M. DAY, JR. OUR OFFICERS AND DIRECTORS HAVE NO PREVIOUS EXPERIENCE IN MANAGING A PUBLIC COMPANY.

Mr Patrick Day and Mr. Richard M. Day, Jr. previous inexperience may cause an increase in the costs of operating a public company.  Our officers and directors inexperience may affect our ability to maintain acceptable internal controls surrounding our financial reporting.

THE MANUFACTURE AND SALE OF OUR AFTER MARKET BUMPERS MAY SUBJECT US TO PRODUCT LIABILITY AND PERSONAL INJURY LIABILITY.

Our after market bumper will be manufactured to withstand certain types of collisions and will be marketed for its ability to withstand certain types of collisions.  If our bumpers do not perform as advertised or do not perform in collisions that they are manufactured to withstand we may be subject to product liability lawsuits and personal injury claims.  A claim for product liability or personal liability against us would have a negative effect on our operations.  The costs incurred in litigation and legal fees to defend a product liability or personal injury claim may cause us to cease operations.

THE OFFERING PRICE OF THE SHARES SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.05 per share for the shares of common stock was determined based upon the original purchase price paid by the selling shareholders of $0.01 plus an increase based on the fact the shares will be liquid and registered. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH IS SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

Item 4.  Use of Proceeds.

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Item 5.  Determination of Offering Price

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was determined based on the original price paid by our selling shareholders $0.01 plus an increase based on the fact our shares will be liquid and registered. The offering price was determined by the price shares were sold to our shareholders in our private placement which was completed in August 2008 pursuant to an exemption under Rule 506 of Regulation D

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

Item 6.  Dilution.

The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

Item 7.  Selling Security Holders.

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of the 4,700,000 shares of our common stock held by 43 shareholders of our common stock which sold in our Regulation D Rule 506 offering completed in August 2008.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of  February 23 , 2009 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of common stock owned prior to offering	Shares of common stock to be sold	Shares of common stock owned after offering	Percent of common stock owned after offering
Greg Allen	200,000	200,000	0	0%
John Arbuckle	100,000	100,000	0	0%
Pamela Barton	100,000	100,000	0	0%
Kristina Anne Campbell	50,000	50,000	0	0%
Christopher Chan	100,000	100,000	0	0%
Bryan Chow (1)	50,000	50,000	0	0%
Carol Chow (1)	50,000	50,000	0	0%
Christopher Day	100,000	100,000	0	0%
Dennis Drummond	100,000	100,000	0	0%
Cameron Dunnett	200,000	200,000	0	0%
Agnes Fallon (2)	150,000	150,000	0	0%
Christopher Fallon (2)	150,000	150,000	0	0%
Jaime Fallon (2)	100,000	100,000	0	0%
Tony Fallon (2)	100,000	100,000	0	0%
Adam Farley	50,000	50,000	0	0%
Timo Hakkarainen	100,000	100,000	0	0%
Ken Hall	50,000	50,000	0	0%
Kristin Jones	200,000	200,000	0	0%
Patrick Jones	100,000	100,000	0	0%
Cecile Lam	200,000	200,000	0	0%
Mary Louise Lee	50,000	50,000	0	0%
Joseph KF Leung (3)	200,000	200,000	0	0%
Mae Lee Leung (3)	100,000	100,000	0	0%
Tamara S. Leung (3)	100,000	100,000	0	0%
Kathleen MacKinnon	50,000	50,000	0	0%
Srikanth Mannava	100,000	100,000	0	0%
Blair Walter Manning (4)	100,000	100,000	0	0%
Katherine Marie Manning (4)	100,000	100,000	0	0%
Kim Muir	100,000	100,000	0	0%
Barbara Rawson	100,000	100,000	0	0%
Glen Reid	200,000	200,000	0	0%
Don Robinson (5)	100,000	100,000	0	0%
Kathy Robinson (5)	100,000	100,000	0	0%
David Forest Seaman	200,000	200,000	0	0%
Carl Jacob Severson	100,000	100,000	0	0%
Brittany Stuart	100,000	100,000	0	0%
Carlene Ung	100,000	100,000	0	0%
Trenton Waters	100,000	100,000	0	0%
Karson Welch	100,000	100,000	0	0%
Stephen Welscher	100,000	100,000	0	0%
Darren Wiebe (6)	100,000	100,000	0	0%
Maxine Wiebe (6)	50,000	50,000	0	0%
Victor Wiebe (6)	100,000	100,000	0	0%

(1) Bryan Chow and Carol Chow are mother and son as such they may be deemed to be the beneficial owners of the total of 100,000 shares.
(2) Agnes Fallon, Christopher Fallon, Jaime Fallon, and Tony Fallon are husband wife and their children, and as such may be deemed the beneficial owners of the total of 500,000 shares.
(3)  Joseph KF Leung, Mae Lee Leung and Tamara S. Leung are husband, wife and daughter, and as such may be deemed the beneficial owners of the total of 300,000 shares.
(4) Blair Walter Manning and Katherine Marie Manning are husband and wife and as such may be deemed the beneficial owners of the total of 200,000 shares.
(5) Don Robinson and Kathy Robinson are husband and wife and as such may be deemed the beneficial owners of the total of 200,000 shares.
(6) Darren Wiebe, Maxine Wiebe, and Victor Wiebe are husband, wife and son, and as such may be deemed the beneficial owners of the total of 250,000 shares.

To our knowledge, none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
-	are broker-dealers or affiliated with broker-dealers.

Item 8.  Plan of Distribution.

The selling security holders may sell some or all of their shares at a fixed price of $0.05 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals.  The fixed price of $0.05 has been determined based upon the original purchase price paid by the selling shareholders of $0.01 plus an increase based on the fact the shares will be liquid and registered.  Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over the Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.  However, sales by selling security holder must be made at the fixed price of $0.05 until a market develops for the stock.  The selling security holders may be deemed underwriters.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

ordinary brokers transactions, which may include long or short sales, transactions involving cross or block trades on any securities or market where our common stock is trading, through direct sales to purchasers or sales effected through agents, through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $20,000.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

Item 9.  Description of Securities to be Registered.

General

Our authorized capital stock consists of 200,000,000 Shares of common stock, $0.0001 par value per Share and 50,000,000 shares of preferred stock, par value $0.0001 per share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

We are authorized to issue 200,000,000 shares of common stock, $0.0001 par value per share.  Currently we have 16,700,000 common shares issued and outstanding.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Delaware for a more complete description of the rights and liabilities of holders of our securities.  All material terms of our common stock have been addressed in this section.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

We are authorized to issue 50,000,000 shares of preferred stock, $0.0001 par value per share.  The terms of the preferred shares are at the discretion of the board of directors.  Currently no preferred Shares are issued and outstanding.

Dividends

We have not paid any cash dividends to shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding.

Item 10.  Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Gately & Associates, LLC to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Item 11.  Information with Respect to the Registrant.

Organization Within Last Five Years

We were incorporated in March 2008 in the State of Delaware. In March 2008, we issued 12,000,000 to Patrick Day for $1,200. In August 2008 we completed an offering in which we sold 4,700,000 common shares at $0.01 per share in connection with our private placement.

Description of Business

General

Our plan of business is to initially manufacture and sell light truck bumpers. Our plan is to allow pick-up truck owners to change the front bumper of their truck to accommodate an “electric winch” or other custom equipment or to just customize their truck so it has a unique look. We would eventually like to get into the manufacturing and sales of heavy commercial style truck bumpers.

We do not have enough capital at this time to commence operations or to plan a time frame for future operations. We do not have any additional financing lined up at this time and cannot begin to develop a plan for future operations unless it receives additional financing.

Light Truck Bumpers

We initially plan to design, manufacture and sell four different model light truck bumpers. Each of the four bumpers will be made specifically to fit the following model pick-up trucks utilizing existing mounting hardware for ease of installation (no drilling necessary): Model T44: is being designed to fit the 2006 – 2008 model Toyota Tundra pick-up truck . Model GM44: is being designed to fit the 2008 model GMC 2500 and 3500 series pick-up trucks. Model CH44: is being designed to fit the 2008 Chevrolet 2500 and 3500 series pick-up trucks. Model DG44 is being designed to fit the 2007 – 2008 model Dodge 2500, 3500, 4500 and 5500 series pick-up trucks.

We will rely on machine shops that will be utilized to manufacture its bumpers to supply the raw materials and that we do not have any contracts in place with suppliers at this time. Each of the bumpers will be designed to install most of the following leading electric winches including: Warn: M6000 (6,000lb), 9.0RC (9,000lb) and Endurance 12.0 (12,000lb), Milemarker PE6000 (6,000lb), SE9500C (9,500lb) and SE12000C (12,000). The bumpers weight will range between 105lbs and 130 lbs depending on the model.

Each of the truck manufacturers and winch manufacturers that are listed has absolutely no affiliation with Indestructible 1. Our advertising and printed literature will mention the manufacturers for identification purposes only. No affiliations will be implied or expressed.

We are focusing on these four different model pick-up trucks initially as they have the largest market share in the full size light truck market. We plan to increase our product line as fast as we are able. We intend to monitor public press releases and research public filings of manufactures so we can make sure we are designing and marketing truck bumpers for the most popular models.

Each of the four model bumpers will have the following features:

•	Mirror like polished aluminum finish shell with reinforced steel backing
•	Cowcatcher made with 4 post 3.5 inch tube and 3 inch box uprights
•	Custom extruded bumper (12 inches)
•	Steel mounting bracket
•	Forged steel, chrome plated eyebolts
•	2 “J” style tow hooks (one on each side of bumper)
•	Made in the USA

For future model bumpers we plan to use a computer assisted design (CAD) process to design each bumper prior to manufacturing each prototype to save on time and initial costs. We intend to test each manufactured bumper by purchasing disposable type cheap used trucks that are destined for scrap but can still operate and mount our bumpers on to them and crash them into other scrap vehicles at various speeds and angles to see how the bumpers will hold up.  Through our research we have determined that if an owner of a new light truck is going to purchase an aftermarket bumper he or she will do so within the first year of ownership. We will have to consistently adapt to the changing truck market and design and manufacture different style bumpers as the truck manufactures re-design their trucks. Our goal is to eventually offer truck bumpers for the preceding three model years of trucks that are made by the manufacturers that hold the largest market share.

We have not spent any funds on research and development to date. Our research and development to date has been limited to Patrick Day spending time comparing the thickness of steel and design of stock bumpers and three of the main aftermarket manufacturers. Our President, Patrick Day, has owned trucks with stock bumpers and aftermarket bumpers installed and has tested them in different off road situations. Stock pick-up truck bumpers are generally made of very thin “16th” of one inch light weight steel or aluminum with no steel backing.

We plan to produce bumpers that are made with “1/8” of one inch aluminum outer bumper with strong reinforced steel backing which will be tested to be able to easily hold the weight of the heaviest trucks that they are designed to mount on. We intend to mount a bumper winch that we believe may be able to lift weight in excess of that of the truck to one of its bumpers. However, we have no tangible support for this belief since we have not spent any funds on testing our product compared to others in the market place.

When a bumper needs to be replaced via insurance due to an accident or for another reason a new bumper from the trucks manufacturer will in most cases cost more than what we anticipate our bumpers will be sold to retail customers for. In such event, we believe that the insurance company or the customer will save money and the customer will end up with a unique custom addition to his or her truck. However since we have not developed and tested the product we can not be sure that we will be cheaper than other manufacturers.

Many retail customers are not aware that they can replace their original equipment manufacturer “OEM” bumper using proceeds from an insurance claim to purchase an aftermarket replacement bumper for less. The company plans to inform insurance companies of the options in savings that it will offer to them and the benefits that their customers will receive.

We will market our bumpers to the following: individual users, off road enthusiasts, military, fire, park rangers, police, forestry companies, oil and gas companies, and the mining industry.

Our goal is to establish a reputation for manufacturing the best aftermarket bumpers available on the market and want to be known as our name says “Indestructible”. Our goal is to manufacture bumpers that will offer the purchaser the best vehicle protection from front end collisions. Each bumper will be designed to universally host an electric winch and mounting hardware purchased from one of the leading winch manufacturers.

Commercial Truck Bumpers

Commercial truck drivers that make long cross country trips often through wilderness areas have three main things to worry about: safety, time and money.   Our plan is to   design and manufacture an aftermarket bumper for the commercial truck industry that will provide  protection against a direct front end collision with another vehicle, a large moose or other wildlife which can result in a savings of safety, time and money to our purchasers .

Many commercial truckers already utilize an aftermarket bumper but have limited choice when deciding to purchase one. We want to be another option that they can choose. We intend to market bumpers for the most popular commercial trucks by direct advertising to long haul trucking companies and truck trade shows.

To be as efficient and profitable as possible we will look at actual sales figures from the manufacturers of commercial trucks from their publicly filed press releases to assess which models it should focus a design for. We believe that we should always focus our attention on the most popular model long haul trucks only.

Planned Standard Features:

•	Mirror like polished aluminum finish shell with reinforced steel backing
•	Beveled edges
•	Cowcatcher made with 4.5 post 3.5 inch tube and 3 inch box uprights
•	Custom extruded bumper (up to 14 inches)
•	Steel mounting bracket (Easy mounting, no drilling necessary)
•	Forged steel, chrome plated eyebolts
•	Factory tow hook accessible
•	Made in the USA

Warranty:

Each bumper that is manufactured by Indestructible I will have a limited non-transferrable one year warranty against workmanship. We believe that if any of their bumpers have a manufacturing defects it will become apparent in the first year of use. The warranty period that will be offered by us is comparable to what our competitors are offering.

Manufacturing:

We would like to eventually manufacture bumpers at a facility that is owned and run by us but will be utilizing an existing manufacturer initially. There are many present advantages to using an existing machine shop as many companies in the industry have been impacted negatively by business that has been relocated to foreign countries. This makes partnering with an existing manufacturer an attractive option both for budgeting and timing of delivery options. We have sourced out two different machining companies that are very interested in working with us with the manufacturing of our bumpers. We believe that there are many skilled machinists that are available across the country if and when we have the funding to commence the production of their own bumpers.

Both of the machine shops that we sourced out are located in the greater Salt Lake City, Utah area. The companies that were sourced out said that the amount of production that they would be able to fulfill would depend on timing as they would fit in our manufacturing request(s) in between other jobs. We have now sourced out another machine shop located in the Los Angeles, California area that will manufacture for less but would require us determining the storage and shipping issues that would arise from that location.

The machine shops in Salt Lake City and Los Angeles have indicated that they could each manufacture up to 10 bumpers per day. We do not plan on entering into any agreements with any machine shop until we have enough capital in place to not only manufacture the number of bumpers that we need but to move our business forward with our marketing and sales strategy.

Competition:

We currently have no operations and are not yet competing with any of the companies named in this section. After commencing operations, we believe that we will have three main competitors. The main competitors build their bumpers on a per order basis with each one custom and specific to the order.

After commencing operations, the following would be the three main competitors in the aftermarket bumper business in the US:

Reunel Manufacturing, Inc.
5812 Maxwell Rd.
Maxwell, CA 95955

Reunel Manufacturing sells bumpers in the price range of: $1,500.00 - $3,300.00. Reunel Manufacturing has been in business since 1987. Since the different bumper manufacturers are all private companies it is impossible to confirm which company is the largest in terms of the number of bumpers sold or revenues but through our research we predict that Reunel Manufacturing is probably the largest manufacturer of aftermarket bumpers in the US. Reunel Manufacturing, Inc. manufactures bumpers for almost every make of light model truck and specializes in bumpers for emergency vehicles. Each bumper is built on a per order basis. Reunel Manufacturing only sells bumpers directly to customers and does not have a dealer network.

Truck Defender™
Prairie Industries, LLC
19531 Nine Mile Road
Vale, SD 57788

Truck Defender sells most of their bumpers for $1,675.00 (plus shipping). They have been in business since 2004. Prairie Industries, LLC is in the business of fabricating bumpers on a per order custom basis. Truck Defender has a limited dealer network throughout the country.

Body Armour 4X4 Inc.
258 Mariah Circle
Corona, CA
92879

Sells bumpers in the price range of: $1,200.00 and $1,400.00 (plus shipping) and has been in business since 2000. Body Armour is a manufacturer of bumpers for Jeeps and Toyota FJ Cruisers only.  Body Armour stocks bumpers in inventory and can usually ship immediately. Body Armour has a good dealer network throughout the country.

Shipping:

We plan to ship our bumpers to both retailers and direct to their customers using Federal Express ground service. The bumpers weight of between 105 and 130 lbs. meet the weight requirement for this service. The cost of shipping is between: $140.00 - $155.00 per bumper to any of the 50 states (excluding Alaska and Hawaii). It will take between 4 and 5 business days to receive a bumper. UPS and DHL both offer a similar ground service for a similar price. We may decide to switch delivery companies in the future depending on service and pricing.

Advertising and Sales Strategy:

We plan to aggressively market our bumpers through internet advertising and magazine advertising in magazines such as “Off Road” and “Four Wheeler”. We plan to create a website that will have the right content so it gets generically ranked well in the search engines when doing searches for what the company believes will be the most effective key word searches such as: truck bumpers, winch bumpers, commercial truck bumpers, aftermarket bumpers etc. We will pay for “pay per click” advertising on the search engine Google’s website until its site is ranked well generically. Customers will be able to view pictures and order a bumper for their truck online through our website.  We plan to have an operational website at approximately the same time as our product is ready to be marketed and to disclose that we anticipate that the costs will be about $15,000 to create the website and host it for one year.  We also have a goal to get as many aftermarket truck parts companies as possible to stock and advertise their bumpers. We also plan to offer a reciprocal link program with truck parts sellers to link our website to the retailer’s websites. We will have a section in their website called “dealer inquiries” to assist with generating truck parts retailers to become a partner in the sales of its bumpers. Through Indestructible I’s dealer program a retailer will be able to purchase the company’s bumpers for a wholesale price and sell them for an increased retail price. The dealers will also be able to charge an installation fee to their customers to install their new bumper.

We believe we will have to have a representative fly and see many aftermarket retailers across the country to interest them in our bumpers. We will have glossy brochures printed that show our bumpers installed on the truck that the particular bumper was designed for. The retailer will be given a stand to display the brochure at their front counter. We are very confident that our bumpers will be a clear choice for aftermarket bumper buyers that we plan to ship a display bumper “free of charge” to certain potential key retailers for their customers viewing.

Government Regulation:

We do not expect any governmental regulations to have an impact on our planned business operations. Existing laws with which we must comply cover issues that include:

        -      State taxes;
        -      Pricing controls;
        -      Libel and defamation; and
        -      Copyright, trademark and patent infringement.

New laws may impact our ability to market our products in the future. However, we are not aware of any pending laws or regulations that would have an impact on our business.

DESCRIPTION OF PROPERTY

Our business office is located at 50 West Broadway, 10th Floor, Salt Lake City, Utah 84101.  The company has leased a shared office space at: 50 West Broadway, 10th Floor, Salt Lake City, Utah 84101 for a fee of $2,199.99 for one year. Our goal is to rent a larger space when we commence marketing and sales operations.

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for trading of our common stock on the Over the Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be traded on the Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had 44 shareholders of our common stock.

Rule 144 Shares

As of  February 23 , 2009 there are no shares of our common stock which are currently available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After March 2009 the 12,000,000 shares issued to Patrick Day will become available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act.  After August 2009 the 4,700,000 shares of our common stock held by the 43 shareholders who purchased their shares in the Regulation D 506 offering by us will become available for resale to the public. Sales under Rule 144 are subject  to the availability  of current public information about the company.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E , Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at  http://www.sec.gov.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operation

We need to raise additional capital in order to meet our “year one” projections. We presently do not have a timeframe to obtain additional financing. Although we have attempted to locate additional financing while we were a private company we believe that it will be easier to obtain additional financing when we become a publicly traded company. We have $45,769 cash on hand but expects to need a minimum of $254,499 in the first year of operations in order to design, manufacture, market and sell 160 bumpers, create a website, host a website, hire attorney’s, hire a bookkeeper, hire an accountant, general administrative costs, office rent, and other miscellaneous costs.

The amount of funding that we receive will determine how we can move forward with our plan of business. Presently we have not additional funding sources and we will limit ourselves to paying minimum expenses and look for funding until any decision on operations is planned. Based upon our present state, over the next twelve months we will have office expenses of $2,200, bookkeeping/accounting expenses of approximately $7,000, legal fees of approximately $5,000 and miscellaneous expenses of approximately $2,000.

We do not know if we will be able to raise the additional $208,730 that we will need in order to fulfill our “year one” projections. If we are not able to raise the capital necessary to complete our plan for the first year of business we will not be able to meet our revenue or net income projections.

We will be looking for additional financing as we cannot proceed with our business plan unless we receive additional financing. We plan to list the company on the OTCBB Exchange as we believe that this will help us in obtaining additional financing. Time frame for this process is 6 – 8 months and the additional cost is anticipated to be $7,500. If we are able to receive additional financing we will commence our “year one” plan which will include:

(a) Create a website that is capable of handling online orders. We believe that from the financing we can complete the website within 2 months at an anticipated cost of $15,000.

b)  Establish relationships and enter into agreements with a machine shop (s) to commence production of our bumpers. The time frame from receiving financing for this is approximately 1 month at a cost of approximately $1,000-$5,000 for legal fees.

(c)  Update our marketing strategy based on the current trends and conditions and prepare to execute an advertising campaign. The time frame for this is approximately one month at a cost of $30,000.

(d)   Commence the sales and shipping of sold bumpers.

Revenues/Expenditures

We are a start-up company that is attempting to manufacture and sell truck bumpers. We have no operating history to base an evaluation of our future success or failure on. Our ability to achieve and maintain profitability will be dependent on many factors not limited to but including:

1) Our ability to market our product.
2) Our ability to keep manufacturing costs down.
3) Our ability to raise the capital necessary that we need to proceed with our plan of business.
4) Our ability to compete with our present and possible new competition.
4) Factors that we did not predict or for-see.

Any one of these factors could adversely affect our business, our financial predictions, and results of operations. In addition, our competitors may develop competing products and services that achieve greater market acceptance. It is also possible that new competitors may emerge and acquire significant market share. Our inability to achieve sales and revenue due to competition will have an adverse effect on our business, financial condition and results of operations.

Our ability to achieve and maintain profitability will be affected by our ability to control our costs. We based our manufacturing costs on today’s estimates from machine shops. Our actual cost to manufacture bumpers could change due to many factors including economic conditions, cost of aluminum and steel etc.

We will only manufacture and introduce new designs of bumpers at a rate that we expect to sell the bumpers at. We could miscalculate our sales predictions that could result in an oversupply of inventory.

Results of Operations

For the period from inception through December 31, 2008, we had no revenue. Expenses since inception were $20,031 resulting in a net loss of $20,031.

Capital Resources and Liquidity

As of December 31, 2008 we had $30,919 in cash.

While we are attempting to commence operations and produce revenues, our cash position may not be significant enough to support our daily operations. Management intends to raise additional funds by way of a public or private offering.  Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for us to continue as a going concern. While we believe in the viability of its strategy to increase revenues and in its ability to raise additional funds, there can be no assurances to that effect. Our ability  to continue as a going concern is dependent upon our ability to further implement its business plan and generate revenues.

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer’s and director’s and their respective ages as of  February 23 , 2009 are as follows:

NAME	AGE	POSITION

Patrick Day	24	President, Chief Executive Officer, Principal Accounting Officer, Director
Richard M. Day, Jr.	39	Secretary

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Patrick Day

Patrick Day was born in Salt Lake City, Utah on September 14, 1984. Mr. Day currently resides in Taylorsville, Utah. Mr. Day graduated from grade 12 at Alta High School in Sandy, Utah in June 2003. Mr. Day has been employed at American Registrar & Transfer Co. in Salt Lake City, Utah since June 2003 as an account manager. Mr. Day has an active interest in off road vehicles and is involved in off road driving with organized clubs in the state of Utah.

Richard M. Day, Jr.

Richard M. Day, Jr. has spent over  15 years in the oil and gas industry, originally starting with Frontier Natural Gas Company (now Esenjay Exploration) in 1994. In 1997 Mr. Day joined Enron Oil & Gas (a subsidiary of Enron Corporation) which became EOG Resources, Inc. in 1999.

Mr. Day has been with EOG Resources since 1999 and is now a Senior Drilling Engineering Technician in the Oklahoma City division. His responsibilities include handling the drilling plans for 5 rigs currently operating in Oklahoma, Texas and Kansas, general accounting and cost tendencies of all facets of the division’s drilling operations.
Prior to his work in oil and gas, Mr. Day worked from 1988 to 1994 as an intern, law clerk and paralegal at the law firms Snow, Christensen & Martineau (Salt Lake City, 1988-1991) then Abowitz, Welch & Rhodes (Oklahoma City, 1991-1994).

Mr. Day attended the University of Oklahoma from 1987-88, Oklahoma City University 1992-94 and Oklahoma City Community College 1995-97.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

EXECUTIVE COMPENSATION

Summary Compensation Table; Compensation of Executive Officers

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the period ended December 31, 2008 in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Patrick Day, Chairman, Chief Executive Officer and Chief Financial Officer	2008	$0	0	0	0	0	0	0	$0

Richard M. Day, Jr.	2008	$0	0	0	0	0	0	0	$0

Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table through December 31, 2008.

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised during period ending December 31, 2008 by the executive officer named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table. There were no awards made to a named executive officer in the last completed fiscal year under any LTIP

 Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

We do not have an employment agreement with our officers and director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of  February 23, 2009 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)

Common Stock	Patrick Day 50 West Broadway, 10th Fl Salt Lake City, Utah 84101	12,000,000	71.8%

Common Stock	All executive officers and directors as a group	12,000,000	71.8%

(1)  Based upon 16,700,000 shares outstanding as of  February 23 , 2009.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

On March 25, 2008, we issued 12,000,000 founder shares of common stock to Patrick Day pursuant to the exemption from registration set forth in section 4(2) of the Securities Act of 1933.  The total purchase price of the Shares was $1,200.

Item 12A. Disclosure of Commission Position on Indemnification of Securities Act Liabilities.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Delaware Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

INDESTRUCTIBLE I, INC.
(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2008

INDESTRUCTIBLE I, INC.
(a development stage company)
Financial Statements Table of Contents

Report of Independent Registered Public Accounting Firm

To the Board of Director and shareholders

We have audited the accompanying balance sheet of Indestructible, Inc. as of December 31, 2008 and the related statement of operations, stockholders’ equity, and cash flows from inception (March 25, 2008) through the year then ended December 31, 2008. These financial statements are the responsibility of company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of The Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Indestructible I, Inc. at December 31, 2008 and the results of its operations and its cash flows from inception (March 25, 20008) through December 31, 2008 in conformity with U.S. Generally Accepted Accounting Principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Gately & Associates, L.L.C.
Lake Mary, FL
January 14, 2009

F1

Indestructible I, Inc.
(a development stage company)
BALANCE SHEET
As of December 31, 2008

ASSETS

CURRENT ASSETS	12/31/2008

Cash	$30,919

Total Current Assets	30,919

TOTAL ASSETS	$30,919

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Accrued Expenses	$1,750

Total Current Liabilities	1,750

TOTAL LIABILITIES	$1,750

STOCKHOLDERS' EQUITY

Preferred Stock - Par value $0.0001
Authorized: 50,000,000
Issued and Outstanding: None	-

Common Stock - Par value $0.0001;
Authorized: 200,000,000
Issued and Outstanding: 16,700,000	1,670

Additional Paid-In Capital	47,530
Accumulated Deficit	(20,031)

Total Stockholders' Equity	29,169

TOTAL LIABILITIES AND EQUITY	$30,919

The accompanying notes are an integral part of these financial statements.

F2

Indestructible I, Inc.
(a development stage company)
STATEMENT OF OPERATIONS
From inception (March 25, 2008) through December 31, 2008

FROM
INCEPTION
TO 12/31/2008

REVENUE	$-

COST OF SERVICES	-

GROSS PROFIT OR (LOSS)	-

GENERAL AND ADMINISTRATIVE EXPENSES	20,031

NET INCOME (LOSS)	(20,031)

ACCUMULATED DEFICIT, BEGINNING BALANCE	-

ACCUMULATED DEFICIT, ENDING BALANCE	$(20,031)

Earnings (loss) per share	(less than $0.01)

Weighted average number of common shares	14,350,000

The accompanying notes are an integral part of these financial statements.

F3

Indestructible I, Inc.
(a development stage company)
STATEMENT OF STOCKHOLDERS' EQUITY
From inception (March 25, 2008) through December 31, 2008

		COMMON	PAID-IN	ACCUM.	TOTAL
	SHARES	STOCK	CAPITAL	DEFICIT	EQUITY

Capital Contribution	-	$-	$1,000	$-	$1,000

Stock issued on acceptance
of incorporation expenses
March 25, 2008	12,000,000	1,200	-	-	1,200

Stock issued for cash at
$0.01 per share on
August 12, 2008	4,700,000	470	46,530	-	47,000

Net Income (Loss)				(20,031)	(20,031)

Total, December 31, 2008	16,700,000	$1,670	$47,530	$(20,031)	$29,169

The accompanying notes are an integral part of these financial statements.

F4

Indestructible I, Inc.
(a development stage company)
STATEMENTS OF CASH FLOWS
From inception (March 25, 2008) through December 31, 2008

FROM
INCEPTION
CASH FLOWS FROM OPERATING ACTIVITIES	TO 12/31/2008

Net income (loss)	$(20,031)

Stock as compensation	1,200
Increase (Decrease) in Accrued Expenses	1,750

Total adjustments to net income	2,950

Net cash provided by (used in) operating activities	(17,081)

CASH FLOWS FROM INVESTING ACTIVITIES

None	-

Net cash flows provided by (used in) investing activities	-

CASH FLOWS FROM FINANCING ACTIVITIES

Capital Contribution	1,000
Cash proceeds from common stock issuance	47,000

Net cash flows provided by (used in) financing activities	48,000

CASH RECONCILIATION

Net increase (decrease) in cash	30,919
Cash - beginning balance	-

CASH BALANCE - END OF PERIOD	$30,919

The accompanying notes are an integral part of these financial statements.

F5

                            Indestructible I, Inc.
                          (a development stage company)
                          NOTES TO FINANCIAL STATEMENTS

1.   Summary of significant accounting policies:

Industry:

Indestructible I, Inc. was incorporated in the state of Delaware as of March 25, 2008. It was incorporated in order to design and manufacture the most durable front truck bumpers for the trucking industry. The Company will leverage the talents of its sole executive.

The financial statements included elsewhere in this prospectus have been prepared in conformity with generally accepted accounting principles in the United States, which contemplates continuation as a going concern.  However, we have not generated any operating revenue, expect to generate operating losses during some or all of our planned development stages, and have a negative cash flow from operations, which raises substantial doubt about our ability to continue as a going concern. In view of these matters, our ability to continue as a going concern is dependent upon our ability to meet our financial requirements, raise additional capital, and the success of our future operations.

The Company has adopted its fiscal year end to be December 31.

Results of Operations and Ongoing Entity:

The Company is considered to be an ongoing entity for accounting purposes; however, there is substantial doubt as to the Company’s ability to continue as a going concern. The Company's shareholders fund any shortfalls in The Company's cash flow on a day to day basis during the time period that The Company is in the development stage.
Cash and Cash Equivalents:

The Company considers cash on hand and amounts on deposit with financial institutions which have original maturities of three months or less to be cash and cash equivalents.

Basis of Accounting:

The Company's financial statements are prepared in accordance with U.S. generally accepted accounting principles.

F6

Income Taxes:

The Company utilizes the asset and liability method to measure and record deferred income tax assets and  liabilities. Deferred tax assets and liabilities reflect the future income tax effects of temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates that apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. At this time, The Company has set up an allowance for deferred taxes as there is no company history to indicate the usage of deferred tax assets and liabilities.

 Fair Value of Financial Instruments:

The Company's financial instruments may include cash and cash equivalents, short-term investments, accounts receivable, accounts payable and liabilities to banks and shareholders. The carrying amount of long-term debt to banks approximates fair value based on interest rates that are currently available to The Company for issuance of debt with similar terms and remain in maturities.

The carrying amounts of other financial instruments approximate their fair value because of short-term maturities.

Concentrations of Credit Risk:

Financial instruments which potentially expose The Company to concentrations of credit risk consist principally of operating demand deposit accounts. The Company's policy is to place its operating demand deposit accounts with high credit quality financial institutions. At this time The Company has no deposits that are at risk.

2.   Related Party Transactions and Going Concern:

The Company's financial statements have been presented on the basis that it is a going concern in the development stage, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We have identified the business in which we wish to engage in; however, we do not have any definitive agreements relating to such business at this time.

The Company's shareholders fund The Company's activities while the Company takes steps to plan the course of action.

F7

3.   Accounts Receivable and Customer Deposits:

Accounts receivable and Customer deposits do not exist at this time; therefore, have no allowances accounted for or disclosures made.

4.   Use of Estimates:

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenue and expenses. Management has no reason to make estimates at this time.

5.   Revenue and Cost Recognition:

The Company uses the accrual basis of accounting in accordance with generally accepted accounting principles for financial statement reporting.

6.   Accrued Expenses:

Accrued expenses consist of accrued legal, accounting and office costs during this stage of the business.

7.   Operating Lease Agreements:

The Company has no agreements at this time.

8.   Stockholder's Equity:

Preferred stock includes 50,000,000 shares authorized at a par value of $0.0001, of which none are issued or outstanding.

On March 25, 2008, common stock includes 200,000,000 shares authorized at a par value of $0.0001, of which 12,000,000 have been issued for the amount of $1,200 in acceptance of the incorporation expenses for the Company.

On August 12, 2008, the Company issued 4,700,000 shares of common stock for $47,000, or $0.01 per share.  The stock issuance was a private placement of shares of which the Company considers exempt from registration with the U.S. Securities and Exchange Commission.

9.   Required Cash Flow Disclosure for Interest and Taxes Paid:

The company has paid no amounts for federal income taxes and interest. The Company issued 12,000,000 common shares of stock to its sole officer in acceptance of the expenses paid on behalf of the Company.

F8

10.  Earnings Per Share:

Basic earnings per share ("EPS") is computed by dividing earnings available to common shareholders by the weighted-average number of common shares outstanding for the period as required by the Financial Accounting Standards Board (FASB) under Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings per Shares". Diluted EPS reflects the potential dilution of securities that could share in the earnings.

11.  Income Taxes:

The Company has a net operating loss carry-forward of $20,031 that will expire 20 years after the years generated.  The loss generated for the year 2008 was $20,031.

The Company has available net operating loss carry-forwards for financial statement and federal income tax purposes. These loss carry-forwards expire if not used within 20 years from the year generated. The Company's management has decided a valuation allowance is necessary to reduce any tax benefits because the available benefits are more likely than not to expire before they can be used.

The Company's management determines if a valuation allowance is necessary to reduce any tax benefits when the available benefits are more likely than not to expire before they can be used.  The tax based net operating losses create tax benefits in the amount of $4,006 from inception through December 31, 2008.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets as of December 31, 2008 are as follows:

Deferred tax assets:
Federal net operating loss	$3,005
State net operating loss	1,001

Total Deferred Tax Asset	4,006
Less valuation allowance	(4,006)
0

The reconciliation of the effective income tax rate to the federal statutory rate is as follows:

Federal income tax rate	15.0%
State tax, net of federal benefit	5.0%
Increase in valuation allowance	(20.0%)

Effective income tax rate	0.0%

F9

12. Controls and Procedures

Under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, we conducted an evaluation of our disclosure controls and procedures, as such term is defined under Rule 13a-15(e) and Rule 15d-15(e) promulgated under the Securities Exchange Act of 1934, as amended (Exchange Act), as of December 31, 2008. Based on this evaluation, our principal executive officer and principal financial officers have concluded that our disclosure controls and procedures are effective to ensure that information required to be disclosed by us in the reports we file or submit under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the Securities and Exchange Commission’s rules and forms and that our disclosure and controls are designed to ensure that information required to be disclosed by us in the reports that we file or submit under the Exchange Act is accumulated and communicated to our management, including our principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

13. Subsequent Events

None known at this time.

F10

INDESTRUCTIBLE I, INC.
4,700,000 SHARES OF COMMON STOCK

PROSPECTUS

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus Is:   February , 2009

PART II -- INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses Of Issuance And Distribution.

Securities and Exchange Commission registration fee	$9.24
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$2,500
Accounting fees and expenses	$7,500
Legal fees and expense	$10,000
Blue Sky fees and expenses	$0
Miscellaneous	$0
Total	$20,009.24

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification Of Directors And Officers.

Our directors and officers are indemnified as provided by the Delaware Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 15. Recent Sales Of Unregistered Securities.

We were incorporated in the State of Delaware in March 2008 and 12,000,000 founder shares were issued to Patrick Day for a total purchase price of $1,200. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the shareholder had the necessary investment intent as required by Section 4(2) since he agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In August 2008, we completed a Regulation D Rule 506 offering in which we sold 4,700,000 shares of common stock to 43 investors, at a price per share of $0.01 per share for an aggregate offering price of $47,000. Except for David Seaman and Karson Welch, the investors were all accredited investors.  The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Greg Allen	200,000
John Arbuckle	100,000
Pamela Barton	100,000
Kristina Anne Campbell	50,000
Christopher Chan	100,000
Bryan Chow	50,000
Carol Chow	50,000
Christopher Day	100,000
Dennis Drummond	100,000
Cameron Dunnett	200,000
Agnes Fallon	150,000
Christopher Fallon	150,000
Jaime Fallon	100,000
Tony Fallon	100,000
Adam Farley	50,000
Timo Hakkarainen	100,000
Ken Hall	50,000
Kristin Jones	200,000
Patrick Jones	100,000
Cecile Lam	200,000
Mary Louise Lee	50,000
Joseph KF Leung	200,000
Mae Lee Leung	100,000
Tamara S. Leung	100,000
Kathleen MacKinnon	50,000
Srikanth Mannava	100,000
Blair Walter Manning	100,000
Katherine Marie Manning:	100,000
Kim Muir	100,000
Barbara Rawson	100,000
Glen Reid	200,000
Don Robinson	100,000
Kathy Robinson	100,000
David Forest Seaman	200,000
Carl Jacob Severson	100,000
Brittany Stuart	100,000
Carlene Ung	100,000
Trenton Waters	100,000
Karson Welch	100,000
Stephen Welscher	100,000
Darren Wiebe	100,000
Maxine Wiebe	50,000
Victor Wiebe	100,000

The Common Stock issued in our Regulation D, Rule 506 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. §230.506:

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)
At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(C)
Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in August 2008 were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Item 16. Exhibits and Financial Statement Schedules.

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation *
3.2	By-Laws *
5.1	Opinion of Anslow & Jaclin, LLP
23.1	Consent of Gately & Associates, LLC
23.2	Consent of Counsel, as in Exhibit 5.1

*filed as an exhibit to the S-1 Registration Statement filed with the SEC on October 28, 2008.

Item 17. Undertakings.

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.             To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.             To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.             To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.             Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.             Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.            The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.            Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Salt Lake City, Utah on  February 25 , 2009.

INDESTRUCTIBLE I, INC.

By:	/s/ Patrick Day
Patrick Day
Chairman of the Board of Directors, Principal Executive Officer, Principal Financial Officer, Controller, Principal Accounting Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick Day and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Indestructible I, Inc.) to sign any or all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed below by the following persons in the capacities and on February 25 , 2009.

/s/ Patrick Day	President, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Director
Patrick Day

/s/ Richard M. Day, Jr.	Secretary
Richard M. Day, Jr.